Kinetik Reports Fourth Quarter and Full Year 2023 Financial and Operating Results and Provides 2024 Guidance
•Generated fourth quarter 2023 net income of $267.4 million and Adjusted EBITDA1 of $228.0 million
•Reported full year 2023 net income of $386.5 million, Adjusted EBITDA1 of $838.8 million, and Capital Expenditures2 and investments of $531.2 million
•Issuing full year 2024 Adjusted EBITDA1 guidance of $905 million to $960 million and $125 million to $165 million of 2024 Capital Expenditures2 guidance (“2024 Guidance”)
•Completing the core shareholder dividend reinvestment obligation with the upcoming dividend to be paid on March 7th, 2024; and going forward, all shareholders will now be eligible to receive 100% cash dividends
•Placed Delaware Link and the Permian Highway Pipeline (“PHP”) expansion in-service in the fourth quarter
•Completed construction and placed in-service the gathering expansion into Lea County, New Mexico in January 2024, marking the third and final in-service of the 2023 strategic growth projects
HOUSTON and MIDLAND, Texas, February 28, 2024 – Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik” or the “Company”) today reported financial results for the quarter and year ended December 31, 2023.
2023 Results and Commentary
For the three and twelve months ended December 31, 2023, Kinetik processed natural gas volumes of 1.54 Bcf/d and 1.45 Bcf/d, respectively, and reported net income including non-controlling interest of $267.4 million and $386.5 million, respectively. Kinetik generated Adjusted EBITDA1 of $228.0 million and $838.8 million for the three and twelve months ended December 31, 2023, respectively, Distributable Cash Flow1 of $149.7 million and $568.5 million for the three and twelve months ended December 31, 2023, respectively, and Free Cash Flow1 of $76.9 million and $59.9 million for the three and twelve months ended December 31, 2023, respectively.

“2023 was a critical year for Kinetik as we executed upon highly strategic organic growth projects, key to our long-term vision,” said Jamie Welch, President and Chief Executive Officer. “We reported record volume growth each successive quarter, and exit-to-exit processed gas volumes grew by 22%. Our initiatives throughout 2023 have positioned us well for future growth with existing customers and market share capture in the Northern Delaware Basin. We have meaningfully increased our gas treating capabilities at our processing complexes and placed into service Delaware Link, the PHP expansion, and the gathering system expansion into Lea County, New Mexico. Today, we stand competitively advantaged with available processing capacity and a fully integrated ‘wellhead to Gulf Coast market’ natural gas transportation solution.”

“We reported full year 2023 Adjusted EBITDA1 of $838.8 million, at the middle of the revised guidance we provided in November and above the midpoint of the original guidance range issued in February 2023. Capital Expenditures2 in 2023 were $531.2 million, within our guidance range. Our operations team did a fantastic job with operated capital spend coming in 5% below internal estimates for full year 2023, which helped offset a portion of the non-operated PHP expansion cost increases. With the completion of our 2023 growth projects, our capital program and Free Cash Flow1 outlook look markedly different, representing an approximately $450 million increase in Free Cash Flow1 year-on-year.”
2024 Guidance and Outlook

Kinetik estimates full year 2024 Adjusted EBITDA1 between $905 million and $960 million. The midpoint of the 2024 Guidance implies Adjusted EBITDA1 growth of over 11% year-over-year.

Guidance assumptions include:
•Low-double digit growth of gas processed volumes;

•Over 90% of gross profit from fixed-fee contracts;
•2024 average annual commodity prices of approximately $76 per barrel for WTI, $2 per MMBtu for Houston Ship Channel natural gas, and $0.60 per gallon for natural gas liquids; and
•Unhedged commodity-linked gross profit representing approximately 5% of total gross profit

The Company estimates 2024 Capital Expenditures2 to be between $125 million and $165 million. This includes approximately $35 million of maintenance capital which is elevated for this year.
Welch added, “2024 will be an important year along the journey to achieve our financial targets. We have strengthened the composition of our cash flows with increased contributions from our Pipeline Transportation segment and MVC fee-based revenue. The Pipeline Transportation segment is expected to contribute 40% of total 2024 Adjusted EBITDA1, a nearly 15% increase in two years. Our 2024 Capital Expenditures2 guidance is below our previously communicated expectations as we focus on a reduced capital program given the completion of last year’s growth projects. We expect a significant increase in Free Cash Flow1 this year, despite the dividend being paid in cash to all shareholders.”
Financial
a.Achieved quarterly net income of $267.4 million and Adjusted EBITDA1 of $228.0 million.
b.Achieved 2023 annual net income of $386.5 million and Adjusted EBITDA1 of $838.8 million.
c.Reported full year 2023 Capital Expenditures2 of $531.2 million, within the Company’s guidance range provided in February, and for the fourth quarter 2023 reported Capital Expenditures2 of $95.0 million.
d.Declared a dividend of $0.75 per share for the quarter ended December 31, 2023, or $3.00 per share on an annualized basis. 98.9 million shares have elected to reinvest fourth quarter dividends into newly issued shares of Class A common stock. As a result, $39.2 million of fourth quarter dividends will be paid in cash.3
e.Following the payment on March 7, 2024, all shareholders will be eligible to receive 100% cash dividend payments.
f.Exited the fourth quarter with a Leverage Ratio1,4 per the Company’s Revolving Credit Agreement of 4.0x and a Net Debt to Adjusted EBITDA Ratio1,5 of 4.3x.
g.Realized over $50 million of Adjusted EBITDA1 synergies in 2023, exceeding the original merger target.
h.Issued $800 million of 6.625% sustainability-linked senior notes. The net proceeds repaid a portion of the outstanding borrowings under Kinetik’s existing Term Loan Credit Facility and extended the maturity of that facility to June 2026.
i.Closed upsized secondary offering of 7.5 million shares by APA Corporation, increasing public float by 47%.

Selected Key 2023 Metrics:

	Three Months Ended	Twelve Months Ended December 31,
	2023	2023

	(In thousands, except ratios and share data)
Net income including non-controlling interest[6]	$267,354	$386,452
Adjusted EBITDA[1]	$228,005	$838,830
Distributed Cash Flow[1]	$149,713	$568,507
Dividend Coverage Ratio[1],7	1.3x	1.3x
Free Cash Flow[1]	$76,917	$59,931
Leverage Ratio[1],4		4.0x
Net Debt to Adjusted EBITDA Ratio[1,5]		4.3x
Common stock issued and outstanding[8]		151,185,576

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023

	(In thousands)
Net Debt[1,9]	$3,589,490	$3,629,932	$3,647,763	$3,535,016
Growth Projects
a.Completed and placed in service Kinetik’s gathering system expansion into Lea County, New Mexico on January 18, 2024, ahead of schedule by over two months and under budget.
b.Placed in service the PHP expansion on December 1, 2023, expanding PHP’s capacity by 550 MMcf/d and increasing natural gas deliveries from the Permian to the U.S. Gulf Coast. Kinetik’s PHP ownership is now over 55%.
c.Placed in service on October 1, 2023, Delaware Link, Kinetik’s wholly owned and operated 30 inch intrabasin residue gas pipeline to Waha with an initial throughput capacity of 1 Bcf/d.
d.Installation of front-end amine treating at Pecos Bend should be placed in-service by April 2024, completing Kinetik’s system wide treating project.
Governance and Sustainability
a.Michael Kumar was appointed to the Board of Directors, replacing Ron Schweizer. Mr. Kumar currently serves as a Senior Policy Advisor for I Squared Capital.
b.The Company’s 2023 compensation program tied 20% of all salaried employees’ at-risk pay, including executives, to specific sustainability and safety related goals. The Company plans for a similar approach in 2024.
c.Kinetik expects to publish its 2023 Sustainability Report mid-year, providing further details on its sustainability strategy, targets, and results.
d.Granted 2023 performance bonuses in Kinetik Class A Common Stock rather than cash which reinforces alignment with our shareholders.
Upcoming Tour Dates
Kinetik plans to participate at the following upcoming conferences and events:
a.Morgan Stanley Energy & Power Conference in New York City on March 7th
b.Barclays Midstream Corporate Access Day Luncheon in New York City on March 7th

c.Goldman Sachs Non-Deal Roadshow in Boston on March 12th
d.Wolfe Houston Bus Tour on March 19th
e.Bank of America Spring Energy Summit in Houston on March 26th
Investor Presentation
An updated investor presentation will be available under Events and Presentations in the Investors section of the Company’s website at www.kinetik.com.
Conference Call and Webcast
Kinetik will host its fourth quarter 2023 results conference call on Thursday, February 29, 2024 at 8:00 am Central Standard Time (9:00 am Eastern Standard Time) to discuss fourth quarter results. To access a live webcast of the conference call, please visit the Investor Relations section of Kinetik’s website at www.ir.kinetik.com. A replay of the conference call also will be available on the website following the call.
About Kinetik Holdings Inc.
Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Midland, Texas and has a significant presence in Houston, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com.
Contacts
Kinetik Investors: (713) 487-4832 Maddie Wagner
(713) 574-4743    Alex Durkee
Website: www.kinetik.com
Forward-looking statements
This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s future business strategy and other plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies, sustainability goals and initiatives, portfolio monetization opportunities, expansion projects and future operations, and financial guidance; the Company’s share repurchase program and the projected timing, purchase price and number of shares purchased under such program, if at all; projected dividend amounts and the timing thereof and the Company’s leverage and financial profile. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023 to be filed with the SEC. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future development, or otherwise, except as may be required by law.

Additional information
Additional information follows, including a reconciliation of Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, and Net Debt (non-GAAP financial measures) to the GAAP measures.
Non-GAAP financial measures
Kinetik’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, Dividend Coverage Ratio, Net Debt and Leverage Ratio are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. See “Reconciliation of GAAP to Non-GAAP Measures” elsewhere in this news release. This news release also includes certain forward-looking non-GAAP financial information. Reconciliations of these forward-looking non-GAAP measures to their most directly comparable GAAP measure are not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the most directly comparable forward-looking GAAP financial measure, that have not yet occurred, are out of Kinetik’s control and/or cannot be reasonably predicted. Accordingly, such reconciliation is excluded from this new release. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
1. A non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Measures” for further details.
2. Net of contributions in aid of construction and returns of invested capital from unconsolidated affiliates.
3. Leverage Ratio is total debt less cash and cash equivalents divided by last twelve months Adjusted EBITDA, calculated in the Company’s credit agreement. The calculation includes Qualified Project and Acquisition EBITDA Adjustments that pertain to the funding of the Permian Highway Pipeline expansion project, Delaware Link project, first quarter 2023 midstream infrastructure asset acquisition, and other qualified projects at the Midstream Logistics segment.
4. Net Debt to Adjusted EBITDA Ratio is defined as Net Debt divided by last twelve months Adjusted EBITDA.
5. Dividends reinvested and dividends paid in cash as of February 27th, 2024. Final numbers are subject to change.
6. Net income including noncontrolling interest for the three and twelve months ended December 31, 2022 was $48.5 million and $250.7 million, respectively.
7. Dividend Coverage Ratio is Distributable Cash Flow divided by total declared dividends.
8. Issued and outstanding shares of 151,185,576 is the sum of 57,096,538 shares of Class A common stock and 94,089,038 shares of Class C common stock.
9. Net Debt is defined as total long-term debt, excluding deferred financing costs, premiums and discounts, less cash and cash equivalents.
Notes Regarding Presentation of Financial Information

The following addresses the results of our operations for the three and twelve months ended December 31, 2023, as compared to our results of operations for the same periods in 2022. As the business combination between BCP Raptor Holdco, LP, Kinetik’s predecessor for accounting purposes (“BCP”) and Altus Midstream LP (“Altus”) (the “Transaction”) was determined to be a reverse merger, BCP was considered the accounting acquirer and Altus was considered the legal acquirer. Therefore, BCP’s net assets, carrying at historical value, were presented as the predecessor to the Company’s historical financial statements and the comparable period presented herein reflects the results of operations of BCP for the three and twelve months ended December 31, 2022 and Altus’ results of operations from February 22, 2022, the closing date of the Transaction, through December 31, 2022. Kinetik’s financial results on and after February 22, 2022 reflect the results of the combined company.
Unless otherwise noted or the context requires otherwise, references herein to Kinetik Holdings Inc. or “the Company” with respect to time periods prior to February 22, 2022 include BCP and its consolidated subsidiaries and do not include Altus and its consolidated subsidiaries, while references herein to Kinetik Holdings Inc. with respect to time periods from and after February 22, 2022 include Altus and its consolidated subsidiaries.
The Company completed a two-for-one Stock Split on June 8, 2022. All corresponding per-share and share amounts for periods prior to June 8, 2022 have been retroactively restated to reflect the two-for-one Stock Split.

KINETIK HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022(1)

	(In thousands, except per share data)
Operating revenues:
Service revenue	$107,426	$103,832	$417,751	$393,954
Product revenue	235,876	187,971	822,410	806,353
Other revenue	5,566	3,690	16,251	13,183
Total operating revenues	348,868	295,493	1,256,412	1,213,490
Operating costs and expenses:
Costs of sales (exclusive of depreciation and amortization shown separately below)(2)	141,621	123,321	515,721	541,518
Operating expenses	42,716	36,293	161,520	137,289
Ad valorem taxes	6,668	1,034	21,622	16,970
General and administrative expenses	24,775	22,088	97,906	94,268
Depreciation and amortization	72,715	67,736	280,986	260,345
Loss on disposal of assets	4,236	9	19,402	12,611
Total operating costs and expenses	292,731	250,481	1,097,157	1,063,001
Operating income	56,137	45,012	159,255	150,489
Other income (expense):
Interest and other income	379	239	2,004	489
Gain on redemption of mandatorily redeemable Preferred Units	—	—	—	9,580
Loss on debt extinguishment	(1,876)	—	(1,876)	(27,975)
Gain on embedded derivative	—	—	—	89,050
Interest expense	(75,411)	(56,667)	(205,854)	(149,252)
Equity in earnings of unconsolidated affiliates	53,187	60,250	200,015	180,956
Total other (expense) income, net	(23,721)	3,822	(5,711)	102,848
Income before income taxes	32,416	48,834	153,544	253,337
Income tax (benefit) expense	(234,938)	372	(232,908)	2,616
Net income including non-controlling interest	267,354	48,462	386,452	250,721
Net income attributable to Preferred Unit limited partners	—	—	—	115,203
Net Income attributable to common shareholders	267,354	48,462	386,452	135,518
Net income attributable to Common Unit limited partners	168,046	32,966	245,114	94,783
Net income attributable to Class A Common Shareholders	$99,308	$15,496	$141,338	$40,735

Net income attributable to Class A Common Shareholders, per share
Basic	$1.70	$0.26	$2.39	$1.48
Diluted	$1.70	$0.25	$2.38	$1.48
Weighted average shares(3)
Basic	55,738	44,403	51,791	41,326
Diluted	55,883	44,448	52,060	41,361
(1) The results of the legacy Altus business are not included in the Company’s consolidated financials prior to February 22, 2022. Refer to Note 1 – Description of Business and Basis of Presentation in the Notes to the Consolidated Financial Statements of the Company’s Form 10-K to be filed subsequent to this earnings release for further information.
(2) Cost of sales (exclusive of depreciation and amortization) is net of gas service revenues totaling $148.3 million and $70.4 million for the years ended December 31, 2023 and 2022, respectively, for certain volumes where we act as principal.
(3) Share amounts have been retrospectively restated to reflect the Company’s two-for-one stock split, which was effected on June 8, 2022. Refer to Note 11 – Equity and Warrants in the Notes to the Consolidated Financial Statements of the Company’s Form 10-K to be filed subsequent to this earnings release for further information.

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022(1)

Net Income Including Non-controlling Interests to Adjusted EBITDA	(In thousands)
Net income including non-controlling interests (GAAP)	$267,354	$48,462	$386,452	$250,721
Add back:
Interest expense	75,411	56,667	205,854	149,252
Income tax (benefit) expense	(234,938)	372	(232,908)	2,616
Depreciation and amortization	72,715	67,736	280,986	260,345
Amortization of contract costs	1,655	463	6,620	1,807
Proportionate EBITDA from unconsolidated affiliates	81,139	78,388	306,072	268,826
Share-based compensation	12,642	11,814	55,983	42,780
Loss on disposal of assets	4,236	9	19,402	12,611
Loss on debt extinguishment	1,876	—	1,876	27,975
Integration costs	30	2,197	1,015	12,208
Acquisition transaction costs	—	—	648	6,412
Other one-time cost or amortization	4,356	5,385	11,901	16,355
Deduct:
Interest and other income	363	—	677	—
Warrant valuation adjustment	14	133	88	133
Gain on redemption of mandatorily redeemable Preferred Units	—	—	—	9,580
Unrealized gain on derivatives	4,907	—	4,291	—
Gain on embedded derivative	—	—	—	89,050
Equity income from unconsolidated affiliates	53,187	60,250	200,015	180,956
Adjusted EBITDA(2) (non-GAAP)	$228,005	$211,110	$838,830	$772,189

Distributable Cash Flow (3)
Adjusted EBITDA (non-GAAP)	$228,005	$211,110	$838,830	$772,189
Proportionate EBITDA from unconsolidated affiliates	(81,139)	(78,388)	(306,072)	(268,826)
Returns on invested capital from unconsolidated affiliates	66,599	70,978	272,490	256,764
Interest expense	(75,411)	(56,667)	(205,854)	(149,252)
Unrealized (gain) loss on interest rate derivatives	22,862	—	(4,619)	—
Maintenance capital expenditures	(11,203)	(4,806)	(26,268)	(12,298)
Distributions paid to preferred unit limited partners	—	—	—	(8,787)
Distributable cash flow (non-GAAP)	$149,713	$142,227	$568,507	$589,790

Free Cash Flow (4)
Distributable cash flow (non-GAAP)	$149,713	$142,227	$568,507	$589,790
Cash interest adjustment	10,726	12,989	2,773	28,982
Realized gain on interest rate derivatives	4,736	—	11,818	—
Growth capital expenditures	(56,231)	(42,409)	(296,872)	(207,927)
Capitalized interest	(4,495)	(1,485)	(18,270)	(2,755)
Investments in unconsolidated affiliates	(32,822)	(21,041)	(226,947)	(76,770)
Returns of invested capital from unconsolidated affiliates	886	—	6,679	—
Contributions in aid of construction	4,404	1,455	12,243	15,799
Free cash flow (non-GAAP)	$76,917	$91,736	$59,931	$347,119

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)

	Twelve Months Ended December 31,
	2023	2022(1)

	(In thousands)
Reconciliation of net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$584,480	$613,006
Net changes in operating assets and liabilities	4,057	(24,682)
Interest expense	205,854	149,252
Amortization of deferred financing costs	(6,194)	(9,569)
Contingent liabilities remeasurement	—	839
Current income tax expense	492	522
Returns on invested capital from unconsolidated affiliates	(272,490)	(256,764)
Proportionate EBITDA from unconsolidated affiliates	306,072	268,826
Derivative fair value adjustment and settlement	7,963	(4,216)
Interest income	(677)	—
Unrealized gain on derivatives	(4,291)	—
Integration costs	1,015	12,208
Transaction costs	648	6,412
Other one-time cost or amortization	11,901	16,355
Adjusted EBITDA(2) (non-GAAP)	$838,830	$772,189

Distributable Cash Flow(3)
Adjusted EBITDA (non-GAAP)	$838,830	$772,189
Proportionate EBITDA from unconsolidated affiliates	(306,072)	(268,826)
Returns on invested capital from unconsolidated affiliates	272,490	256,764
Interest expense	(205,854)	(149,252)
Unrealized gain on interest rate derivatives	(4,619)	—
Maintenance capital expenditures	(26,268)	(12,298)
Distributions paid to preferred unit limited partners	—	(8,787)
Distributable cash flow (non-GAAP)	$568,507	$589,790

Free Cash Flow(4)
Distributable cash flow (non-GAAP)	$568,507	$589,790
Cash interest adjustment	2,773	28,982
Realized gain on interest rate derivatives	11,818	—
Growth capital expenditures	(296,872)	(207,927)
Capitalized interest	(18,270)	(2,755)
Investments in unconsolidated affiliates	(226,947)	(76,770)
Returns of invested capital from unconsolidated affiliates	6,679	—
Contributions in aid of construction	12,243	15,799
Free cash flow (non-GAAP)	$59,931	$347,119

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023

Net Debt(5)	(In thousands)
Long-term debt, net	$3,562,809	$3,606,962	$3,625,799	$3,511,648
Plus: Deferred financing costs	31,510	23,038	24,201	25,352
Less: Unamortized premiums and discounts, net	319	—	—	—
Total long-term debt	3,594,000	3,630,000	3,650,000	3,537,000
Less: Cash and cash equivalents	4,510	68	2,237	1,984
Net debt (non-GAAP)	$3,589,490	$3,629,932	$3,647,763	$3,535,016

(1) The results of the legacy Altus business are not included in the Company’s consolidated financials prior to February 22, 2022.
(2) Adjusted EBITDA is defined as net income including non-controlling interests adjusted for interest, taxes, depreciation and amortization, impairment charges, asset write-offs, the proportionate EBITDA from unconsolidated affiliates, equity in earnings from unconsolidated affiliates, share-based compensation expense, non-cash increases and decreases related to trading and hedging agreements, extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income including non-controlling interests or any other measure of financial performance presented in accordance with GAAP.
(3) Distributable Cash Flow is defined as Adjusted EBITDA, adjusted for the proportionate EBITDA from unconsolidated affiliates, returns on invested capital from unconsolidated affiliates, interest expense, net of amounts capitalized, unrealized gains or losses on interest rate derivatives, distributions to preferred unitholders and maintenance capital expenditures. Distributable Cash Flow should not be considered as an alternative to the GAAP measure of net income including non-controlling interests or any other measure of financial performance presented in accordance with GAAP. We believe that Distributable Cash Flow is a useful measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends we make.
(4) Free Cash Flow is defined as Distributable Cash Flow adjusted for growth capital expenditures, investments in unconsolidated affiliates, returns of invested capital from unconsolidated affiliates, cash interest, capitalized interest, realized gains or losses on interest rate derivatives and contributions in aid of construction. Free Cash flow should not be considered as an alternative to the GAAP measure of net income including non-controlling interests or any other measure of financial performance presented in accordance with GAAP. We believe that Free Cash Flow is a useful performance measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends that we make.
(5) Net Debt is defined as total long-term debt, excluding deferred financing costs, premiums and discounts, less cash and cash equivalents. Net Debt illustrates our total debt position less cash on hand that could be utilized to pay down debt at the balance sheet date. Net Debt should not be considered as an alternative to the GAAP measure of total long-term debt, or any other measure of financial performance presented in accordance with GAAP.